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

               ACCEPTANCE INSURANCE COMPANIES INC.
             COMPUTATION OF INCOME (LOSS) PER SHARE
           for the three months and nine months ended
                   September 30, 1996 and 1995
              (in thousands, except per share data)
                           (unaudited)
                           Exhibit 11

                            Three Months          Nine Months
                         ------------------   -----------------
                          1996       1995     1996      1995
                         --------   -------   -------   -------
PRIMARY INCOME (LOSS)
  PER SHARE:
Net income (loss)        $17,318    $(5,961)  $24,821    $(1,479)
                         =======    =======   =======    =======

Weighted average number
  of shares outstanding   14,963     14,861    14,919     14,857

Adjustment for stock
  options                    225       --         172         91
                         -------    -------   -------    -------

Adjusted weighted
  average number of
  shares outstanding      15,188     14,861    15,091     14,948
                         =======    =======   =======    =======

Primary income (loss)
  per share              $  1.14    $ (.40)   $  1.64    $ (.10)
                         =======    =======   =======    =======

FULLY DILUTED INCOME
  (LOSS) PER SHARE:
Net income (loss)        $17,318    $(5,961)  $24,821    $(1,479)
                         =======    =======   =======    =======

Weighted average number
  of shares outstanding   15,203     15,101    15,159     15,097

Adjustment for stock
  options                    291       --         249       --
                         -------    -------   -------    -------

Adjusted weighted
  average number of
  shares outstanding      15,494     15,101    15,408     15,097
                         =======    =======   =======    =======

Fully diluted income
  (loss) per share       $  1.12    $ (.40)   $  1.61    $ (.10)
                         =======    =======   =======    =======
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